UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 15, 2020
_____________________
California Resources Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27200 Tourney Road
Suite 200
Santa Clarita
California	91355
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 848-4754
N/A
(Former Name or Former Address, if Changed Since Last Report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)		Name of each exchange on which registered
Common Stock	CRCQQ	*	New York Stock Exchange	*
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*
On July 16, 2020, the New York Stock Exchange (“NYSE”) notified California Resources Corporation (“CRC”) that it would apply to the Securities and Exchange Commission (the “SEC”) to delist the common stock of CRC upon completion of all applicable procedures. The delisting will be effective 10 days after a Form 25 is filed with the SEC by the NYSE. The deregistration of the common stock under section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) will be effective 90 days, or such shorter period as the SEC may determine, after filing of the Form 25. Upon deregistration of the common stock under Section 12(b) of the Exchange Act, the common stock will remain registered under Section 12(g) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.
Backstop Commitment Agreement
As previously disclosed, on July 15, 2020, California Resources Corporation (“CRC” or the “Company”) and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). Also on July 15, 2020, the Company and certain of its subsidiaries entered into a Backstop Commitment Agreement (the “Backstop Commitment Agreement”) with the backstop parties named therein (the “Backstop Parties”).
Pursuant to the Backstop Commitment Agreement, the Backstop Parties agreed to backstop the equity rights offering (the “Rights Offering”) of $450 million of new common stock, at a price equal to $13.00 per share, of the reorganized CRC, as contemplated by the previously disclosed Restructuring Support Agreement, dated July 15, 2020. Subject to the terms and conditions contained in the Backstop Commitment Agreement, the Backstop Parties have committed to purchase any common stock that is not duly subscribed for pursuant to the Rights Offering.
As consideration for the commitment by the Backstop Parties, and subject to approval by the Bankruptcy Court, a “Backstop Premium” will be paid to the Backstop Parties by the Company in an aggregate amount equal to 8% of the amount of the Rights Offering, payable in additional new common stock. If the Backstop Agreement is terminated under certain circumstances as set forth therein, the Company will instead be required to make a cash payment of $22.5 million to the Backstop Parties (which is 5% of the Rights Offering amount).
The transactions contemplated by the Backstop Commitment Agreement are conditioned upon the satisfaction or waiver of customary conditions for transactions of this nature, including among other things that (i) the Bankruptcy Court shall have confirmed the chapter 11 plan and transactions contemplated thereunder and (ii) the Rights Offering shall have been conducted, in all material respects, in accordance with the approval of the Bankruptcy Court, the chapter 11 plan and the Backstop Commitment Agreement.
The foregoing description of the Backstop Commitment Agreement is not complete and is qualified in its entirety by reference to the Backstop Commitment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated by reference in this Item 1.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On July 16, 2020, the Company was notified by the New York Stock Exchange (the “NYSE”) that, as a result of the Chapter 11 Cases, and in accordance with Section 802.01D of the NYSE Listed Company Manual, the NYSE has commenced proceedings to delist the Company’s common stock (the “Common Stock”) from the NYSE. The NYSE also indefinitely suspended trading of the Company’s Common Stock on July 16, 2020. The NYSE will apply to the Securities and Exchange Commission (the “SEC”) to delist the Common Stock upon completion of all applicable procedures.
The Company does not intend to appeal the determination and, therefore, it is expected that the Common Stock will be delisted. Trading of the Company’s Common Stock has commenced, effective as of July 17, 2020, in the over-the-counter market under the symbol “CRCQQ”. The transition does not affect the Company’s operations or business and does not change its reporting requirements under SEC rules.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
10.1	Backstop Commitment Agreement, dated as of July 15, 2020, among California Resources Corporation and the Backstop Parties therero.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
__________

*	Certain portions of this exhibit (indicated by “[*****]”) have been omitted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Roy Pineci
Name:	Roy Pineci
Title:	Executive Vice President, Finance

DATED: July 17, 2020